Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Amendment No. 1 to the Registration Statement of SouthPeak Interactive Corporation on Form S-1 (No. 333-154311) of our report dated January 10, 2008, except for Note 1, regarding inventories as to which the date is February 29, 2008 and October 6, 2008, as to the effect of the reverse acquisition discussed in Note 1 “Operations” with respect to our audits of the consolidated financial statements of SouthPeak Interactive Corporation and Subsidiaries as of June 30, 2007 and for the years ended June 30, 2007 and 2006, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

Our report on the June 30, 2007 and 2006 financial statements refers to the retroactive adjustment for the Company’s reverse acquisition transaction on May 12, 2008.

/s/ Marcum & Kliegman LLP

New, York, New York
November 24, 2008